EXHIBIT 99.1

Beacon Financial Corporation Announces First Quarter Results

Net Income of $46.2 million, EPS of $0.55

Operating Earnings of $58.4 million, Operating EPS of $0.70

Quarterly Dividend of $0.3225

Board Authorized $50 million Stock Buyback Program

BOSTON, April 29, 2026 (GLOBE NEWSWIRE) -- Beacon Financial Corporation (NYSE: BBT) (the “Company”) today announced net income of $46.2 million, or $0.55 per basic and diluted share, for the first quarter of 2026, compared to $53.4 million, or $0.64 per basic and diluted share, for the fourth quarter of 2025, and $19.1 million, or $0.21 per basic and diluted share, for the first quarter of 2025.

"The first quarter results reflect near-term pressures and the tail end of merger activity as we completed the core system conversion in February," stated Paul Perrault, the Company’s President and Chief Executive Officer.

"We remain focused on capturing the full synergies of our merger and executing a strategy that positions the bank for long-term success. We anticipate those actions will translate into stronger financial performance and more robust results as we move through the year.”

Presentation of Results - The Merger

The Company’s merger of equals (the “Merger”) with Brookline Bancorp, Inc. (“Brookline”) was accounted for as a reverse acquisition using the acquisition method of accounting, with the Company treated as the legal acquirer and Brookline treated as the accounting acquirer for financial reporting purposes. The Company’s financial results for any periods ended on or prior to June 30, 2025 reflect Brookline’s results only on a standalone basis. As a result, the Company’s financial results for the first quarter of 2026 may not be directly comparable to prior reported periods.

BALANCE SHEET

Total assets at March 31, 2026 decreased $1.0 billion to $22.2 billion from $23.2 billion at December 31, 2025, primarily driven by the reduction in cash balances due to timing fluctuations in payroll deposits. Total assets increased $10.7 billion from March 31, 2025, primarily due to the assets assumed in the Merger.

Total loans and leases decreased $105.4 million to $17.9 billion at March 31, 2026 from December 31, 2025, primarily due to a further reduction in commercial real estate and consumer loans, partially offset by increases in commercial loans, and increased $8.3 billion from March 31, 2025, primarily due to the loans and leases assumed in the Merger.

Total investment securities at March 31, 2026 increased $29.9 million to $1.7 billion from December 31, 2025 and increased $836.4 million from March 31, 2025, primarily due to investment securities assumed in the Merger.

Total cash and cash equivalents at March 31, 2026 decreased $928.8 million to $1.1 billion from December 31, 2025, primarily driven by the fluctuation within payroll deposits, and increased $755.4 million from March 31, 2025, primarily due to cash and equivalents assumed in the Merger.

Total deposits as of March 31, 2026 decreased $1.2 billion from December 31, 2025, consisting of a $264.7 million decrease in customer deposits, a $676.2 million decrease in payroll deposits, and a $281.5 million decrease in brokered deposits. The decline in customer deposits was driven largely by seasonal first quarter factors such as tax payments, with additional movement concentrated in a small number of rate‑sensitive, higher‑cost accounts. Core consumer and relationship-based deposits remain stable. Total deposits increased $9.4 billion from March 31, 2025, primarily due to the deposits assumed in the Merger.

Total borrowed funds at March 31, 2026 increased $284.1 million from December 31, 2025, and decreased $83.3 million from March 31, 2025.

The ratio of stockholders’ equity to total assets was 11.27 percent at March 31, 2026, compared to 10.75 percent at December 31, 2025, and 10.77 percent at March 31, 2025. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 9.07 percent at March 31, 2026, compared to 8.62 percent at December 31, 2025, and 8.73 percent at March 31, 2025. Tangible book value per common share (non-GAAP) increased $0.16 from $23.32 at December 31, 2025 to $23.48 at March 31, 2026, and increased $12.45 from $11.03 at March 31, 2025.

NET INTEREST INCOME

Net interest income decreased $8.9 million to $190.8 million during the first quarter of 2026 from $199.7 million for the quarter ended December 31, 2025. The net interest margin decreased 4 basis points to 3.78 percent for the three months ended March 31, 2026 from 3.82 percent for the three months ended December 31, 2025, primarily driven by lower yield on loans and leases and a reduction of interest earning assets, partially offset by lower funding costs.

NON-INTEREST INCOME

Total non-interest income for the quarter ended March 31, 2026 decreased $2.0 million to $23.9 million from $25.9 million for the quarter ended December 31, 2025. The decrease was primarily driven by a $1.5 million decline in deposit fees and a $1.5 million decline in gain on sales of loans and leases, partially offset by an increase of $0.6 million in the mark to market on interest rate derivatives.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $7.9 million for the quarter ended March 31, 2026, compared to $8.1 million for the quarter ended December 31, 2025.

Total net charge-offs for the first quarter of 2026 were $13.6 million compared to $9.0 million in the fourth quarter of 2025. The $13.6 million in net charge-offs were primarily driven by resolutions to a large Boston office loan, a large equipment financing loan and several smaller SBA loans. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis increased to 30 basis points for the first quarter of 2026 from 20 basis points for the fourth quarter of 2025.

The allowance for loan and lease losses represented 1.36 percent of total loans and leases at March 31, 2026, compared to 1.40 percent at December 31, 2025, and 1.29 percent at March 31, 2025.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.83 percent at March 31, 2026, an increase of 0.20 percent from 0.63 percent at December 31, 2025. Total nonaccrual loans and leases increased $34.5 million to $148.6 million at March 31, 2026, from $114.2 million at December 31, 2025. The ratio of nonperforming assets to total assets was 0.68 percent at March 31, 2026, an increase from 0.50 percent at December 31, 2025. Total nonperforming assets increased $34.5 million to $151.2 million at March 31, 2026 from $116.7 million at December 31, 2025. The increase in nonperforming assets was largely driven by a $17.5 million Boston office property and $8.9 million in two rent-controlled multi-family properties in New York City.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2026 decreased $1.5 million to $140.8 million from $142.4 million for the quarter ended December 31, 2025. The decrease was primarily driven by a decrease of $2.3 million in other non-interest expense primarily due to a decline of $0.9 million in loan workout expense, and a decrease of $1.4 million in merger and restructuring expense, partially offset by an increase of $2.4 million in FDIC insurance expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 29.9 percent for the three months ended March 31, 2026 compared to 29.0 percent for the three months ended December 31, 2025 and 25.0 percent for the three months ended March 31, 2025. The core tax rate was 26.1 percent (non-GAAP).

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets decreased to 0.84 percent during the first quarter of 2026 from 0.94 percent for the fourth quarter of 2025.

The annualized return on average stockholders' equity decreased to 7.32 percent during the first quarter of 2026 from 8.70 percent for the fourth quarter of 2025. The annualized return on average tangible stockholders’ equity (non-GAAP) decreased to 9.30 percent for the first quarter of 2026 from 11.19 percent for the fourth quarter of 2025.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.3225 per share for the quarter ended March 31, 2026. The dividend will be paid on May 29, 2026 to stockholders of record on May 15, 2026.

STOCK REPURCHASE

The Company’s Board of Directors approved a $50 million stock repurchase program. The stock repurchase program, which is subject to regulatory approval, authorizes the Company to repurchase up to $50 million of shares over 12 months following the authorization by regulatory authorities.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Time on Thursday, April 30, 2026 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website at www.beaconfinancialcorporation.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://events.q4inc.com/attendee/947331842. To listen to the call without access to the slides, interested parties may dial 800-715-9871 (United States) or 646-307-1963 (internationally) and ask for the Beacon Financial Corporation conference call (Access Code: 6567963). A recorded playback of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 800-770-2030 (United States & Canada) or 609-800-9909 (internationally) and entering the passcode: 6567963.

ABOUT BEACON FINANCIAL CORPORATION

Beacon Financial Corporation (NYSE: BBT) is the holding company for Beacon Bank & Trust, commonly known as Beacon Bank, a full-service regional bank serving the Northeast. Headquartered in Boston, the Company has $22.2 billion in assets and more than 145 branches throughout New England and New York. Beacon Bank offers a full suite of tailored banking solutions including commercial, cash management, asset-based lending, retail, consumer and residential products and services. The Company also provides equipment financing through its Eastern Funding subsidiary, SBA lending through its 44 Business Capital division, and private wealth services through Clarendon Private.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company may also make forward-looking statements in other documents it files with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These include, but are not limited to, changes in interest rates; general economic conditions (including the impact of ongoing armed conflicts, tariffs, inflation, and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ongoing turbulence in the capital and debt markets; competitive pressures from other financial institutions; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in the value of securities and other assets in the Company’s investment portfolio; increases in loan and lease default and charge-off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and changes in assumptions used in making such forward-looking statements. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings after tax, operating earnings per common share, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:	Carl M. Carlson Beacon Financial Corporation Chief Financial and Strategy Officer (617) 425-5331 carl.carlson@brkl.com

MEDIA CONTACT:

Contact:	Gary Levante Beacon Financial Corporation Chief Marketing Officer (413) 447-1737 glevante@berkshirebank.com

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$190,774	$199,741	$128,850	$88,685	$85,830
Provision for credit losses on loans and unfunded commitments	7,899	8,141	20,268	6,997	5,974
Provision (recovery) of credit losses on investments	47	(35)	32	3	12
Non-interest income	23,947	25,918	12,345	5,970	5,660
Non-interest expense	140,822	142,366	129,296	58,061	60,022
Income (loss) before provision for income taxes	65,953	75,187	(8,401)	29,594	25,482
Net income (loss)	46,217	53,366	(4,221)	22,026	19,100

Performance Ratios:
Net interest margin (1)	3.78%	3.82%	3.62%	3.32%	3.22%
Interest-rate spread (1)	3.02%	3.15%	2.94%	2.57%	2.38%
Return on average assets (annualized)	0.84%	0.94%	(0.11)%	0.77%	0.66%
Return on average tangible assets (annualized) (non-GAAP)	0.86%	0.97%	(0.11)%	0.79%	0.68%
Return on average stockholders' equity (annualized)	7.32%	8.70%	(1.01)%	7.04%	6.19%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	9.30%	11.19%	(1.27)%	8.85%	7.82%
Efficiency ratio (2)	65.58%	63.09%	91.57%	61.34%	65.60%

Per Common Share Data:
Net income (loss) — Basic	$0.55	$0.64	$(0.05)	$0.25	$0.21
Net income (loss) — Diluted	0.55	0.64	(0.05)	0.25	0.21
Cash dividends declared	0.3225	0.3225	0.3225	0.135	0.135
Book value per share (end of period)	29.88	29.78	29.33	14.08	13.92
Tangible book value per share (end of period) (non-GAAP)	23.48	23.32	22.75	11.20	11.03
Stock price (end of period)	30.00	26.37	23.71	10.55	10.90

Balance Sheet:
Total assets	$22,227,616	$23,220,372	$22,867,458	$11,568,745	$11,519,869
Total loans and leases	17,924,156	18,029,552	18,305,379	9,582,374	9,642,722
Total deposits	18,292,280	19,514,657	18,904,063	8,961,202	8,911,452
Total stockholders’ equity	2,504,781	2,496,061	2,461,015	1,254,171	1,240,182

Asset Quality:
Nonperforming assets	$151,239	$116,747	$101,990	$63,596	$64,021
Nonperforming assets as a percentage of total assets	0.68%	0.50%	0.45%	0.55%	0.56%
Allowance for loan and lease losses	$244,377	$252,839	$253,735	$126,725	$124,145
Allowance for loan and lease losses as a percentage of total loans and leases	1.36%	1.40%	1.39%	1.32%	1.29%
Net loan and lease charge-offs (3)	13,551	$9,019	$15,857	$5,127	$7,597
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.30%	0.20%	0.51%	0.21%	0.31%

Capital Ratios:
Stockholders’ equity to total assets	11.27%	10.75%	10.76%	10.84%	10.77%
Tangible stockholders’ equity to tangible assets (non-GAAP)	9.07%	8.62%	8.56%	8.82%	8.73%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.
(3) The balance at September 30, 2025 excludes a $15.8 million Merger Day 1 charge-offs write up.

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$185,692	$201,557	$182,251	$87,386	$78,741
Short-term investments	927,256	1,840,188	1,038,369	419,362	278,805
Total cash and cash equivalents	1,112,948	2,041,745	1,220,620	506,748	357,546
Investment securities available-for-sale	1,718,710	1,688,768	1,739,423	866,684	882,353
Total investment securities	1,718,710	1,688,768	1,739,423	866,684	882,353
Allowance for investment security losses	(141)	(94)	(129)	(97)	(94)
Net investment securities	1,718,569	1,688,674	1,739,294	866,587	882,259
Loans and leases held-for-sale	—	—	83,330	—	—
Loans and leases:
Commercial real estate loans	9,957,408	10,012,094	10,247,090	5,485,546	5,580,982
Commercial loans and leases	4,011,974	3,947,363	3,950,693	2,520,347	2,512,912
Consumer loans	3,954,774	4,070,095	4,107,596	1,576,481	1,548,828
Total loans and leases	17,924,156	18,029,552	18,305,379	9,582,374	9,642,722
Allowance for loan and lease losses	(244,377)	(252,839)	(253,735)	(126,725)	(124,145)
Net loans and leases	17,679,779	17,776,713	18,051,644	9,455,649	9,518,577
Restricted equity securities	97,441	87,438	99,431	66,481	67,537
Premises and equipment, net of accumulated depreciation	161,141	162,474	158,375	83,963	84,439
Right-of-use asset operating leases	84,851	82,817	84,238	42,415	44,144
Deferred tax asset	142,827	149,487	178,456	52,325	52,176
Goodwill	355,269	351,613	353,471	241,222	241,222
Identified intangible assets, net of accumulated amortization	181,234	189,562	198,339	14,600	16,030
Other real estate owned and repossessed assets	2,623	2,591	3,360	1,288	917
Cash surrender value of bank-owned life insurance policies	336,980	334,442	332,840	85,479	84,959
Other assets	353,954	352,816	364,060	151,988	170,063
Total assets	$22,227,616	$23,220,372	$22,867,458	$11,568,745	$11,519,869
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$3,861,000	$4,032,529	$3,905,559	$1,726,933	$1,664,629
Interest-bearing deposits:
NOW accounts	1,520,600	1,445,894	1,470,808	650,707	625,492
Savings accounts	3,088,857	2,954,029	2,904,888	1,795,761	1,793,852
Money market accounts	4,393,607	4,625,281	4,545,231	2,153,709	2,183,855
Payroll deposit accounts	1,213,861	1,890,025	1,044,462	—	—
Certificate of deposit accounts	4,085,511	4,156,540	4,127,226	1,877,661	1,878,665
Brokered deposit accounts	128,844	410,359	905,889	756,431	764,959
Total interest-bearing deposits	14,431,280	15,482,128	14,998,504	7,234,269	7,246,823
Total deposits	18,292,280	19,514,657	18,904,063	8,961,202	8,911,452
Borrowed funds:
Advances from the FHLB	822,091	555,788	841,044	934,669	957,848
Subordinated debentures and notes	198,989	198,572	198,283	84,397	84,362
Other borrowed funds	51,423	34,000	41,189	135,985	113,617
Total borrowed funds	1,072,503	788,360	1,080,516	1,155,051	1,155,827
Operating lease liabilities	90,241	90,713	92,211	43,528	45,330
Reserve for unfunded credits	16,555	13,746	13,727	4,586	5,296
Accrued expenses and other liabilities	251,256	316,835	315,926	150,207	161,782
Total liabilities	19,722,835	20,724,311	20,406,443	10,314,574	10,279,687
Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 89,576,403 shares issued, 89,576,403 shares issued, 89,576,403 shares issued, 96,998,075 shares issued, and 96,998,075 shares issued, respectively	896	896	896	970	970
Additional paid-in capital	2,172,982	2,171,885	2,171,912	904,697	903,696
Retained earnings	504,976	485,862	459,598	475,781	465,898
Accumulated other comprehensive income	(31,411)	(20,002)	(28,905)	(39,378)	(42,498)
Treasury stock, at cost;
5,548,772, 5,545,511, 5,449,039, 7,039,136, and 7,037,610 shares, respectively	(142,662)	(142,580)	(142,486)	(87,899)	(87,884)
Total stockholders' equity	2,504,781	2,496,061	2,461,015	1,254,171	1,240,182
Total liabilities and stockholders' equity	$22,227,616	$23,220,372	$22,867,458	$11,568,745	$11,519,869

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$266,935	$285,795	$194,517	$143,933	$143,309
Debt securities	16,510	16,335	10,984	6,691	6,765
Restricted equity securities	843	1,160	1,466	1,062	1,203
Short-term investments	8,096	9,293	5,438	2,386	2,451
Total interest and dividend income	292,384	312,583	212,405	154,072	153,728
Interest expense:
Deposits	93,056	102,439	71,901	52,682	53,478
Borrowed funds	8,554	10,403	11,654	12,705	14,420
Total interest expense	101,610	112,842	83,555	65,387	67,898
Net interest income	190,774	199,741	128,850	88,685	85,830
Provision for credit losses on loans	7,899	8,141	20,268	6,997	5,974
Provision (recovery) of credit losses on investments	47	(35)	32	3	12
Net interest income after provision for credit losses	182,828	191,635	108,550	81,685	79,844
Non-interest income:
Deposit fees	8,347	9,843	5,005	2,472	2,361
Loan fees	2,366	2,189	1,004	472	393
Loan level derivative income (loss)	775	721	635	(4)	70
Gain on sales of loans and leases held-for-sale	2,689	4,154	1,175	264	24
Wealth management fees	4,464	4,370	2,466	1,421	1,491
Other	5,306	4,641	2,060	1,345	1,321
Total non-interest income	23,947	25,918	12,345	5,970	5,660
Non-interest expense:
Compensation and employee benefits	69,650	70,204	49,999	35,147	35,853
Occupancy	13,097	11,877	6,921	5,349	5,721
Equipment and data processing	20,127	19,754	11,110	6,841	7,012
Professional services	2,462	2,778	2,114	1,471	1,726
FDIC insurance	4,320	1,924	1,971	1,880	2,037
Advertising and marketing	1,679	2,157	1,583	1,371	868
Amortization of identified intangible assets	8,328	8,777	3,587	1,431	1,430
Other	8,134	10,471	6,148	4,132	4,404
Total non-interest operating expense	127,797	127,942	83,433	57,622	59,051
Merger and restructuring expense	13,025	14,424	45,863	439	971
Total non-interest expense	140,822	142,366	129,296	58,061	60,022
Income (loss) before provision for income taxes	65,953	75,187	(8,401)	29,594	25,482
Provision (benefit) for income taxes	19,736	21,821	(4,180)	7,568	6,382
Net Income (loss)	$46,217	$53,366	$(4,221)	$22,026	$19,100
Earnings per common share:
Basic	$0.55	$0.64	$(0.05)	$0.25	$0.21
Diluted	$0.55	$0.64	$(0.05)	$0.25	$0.21
Weighted average common shares outstanding during the period:
Basic	83,816,086	83,851,381	87,508,517	89,104,605	89,103,510
Diluted	83,903,440	83,878,047	87,832,552	89,612,781	89,567,747
Dividends paid per common share	$0.3225	$0.3225	$0.3225	$0.135	$0.135

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$65,127	$41,246	$30,213	$987	$10,842
Multi-family mortgage	12,995	4,065	2,994	1,433	6,576
Construction	—	—	535	—	—
Total commercial real estate loans	78,122	45,311	33,742	2,420	17,418

Commercial	22,626	16,716	14,035	8,687	7,415
Equipment financing	38,633	42,718	41,793	46,067	32,975
Total commercial loans and leases	61,259	59,434	55,828	54,754	40,390

Residential mortgage	5,807	6,465	6,597	3,572	3,962
Home equity	3,222	2,739	2,220	1,561	1,333
Other consumer	206	207	243	1	1
Total consumer loans	9,235	9,411	9,060	5,134	5,296

Total nonaccrual loans and leases	148,616	114,156	98,630	62,308	63,104

Other real estate owned	—	—	824	700	700
Other repossessed assets	2,623	2,591	2,536	588	217
Total nonperforming assets	$151,239	$116,747	$101,990	$63,596	$64,021

Loans and leases past due greater than 90 days and still accruing	$5,834	$37,823	$23,570	$24,899	$3,009

Nonperforming loans and leases as a percentage of total loans and leases	0.83%	0.63%	0.54%	0.65%	0.65%
Nonperforming assets as a percentage of total assets	0.68%	0.50%	0.45%	0.55%	0.56%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$252,839	$253,735	$126,725	$124,145	$125,083
Merger Day 1 allowance on non-PCD loans *	—	—	67,229	—	—
Merger Day 1 allowance on PCD loans	—	—	64,511	—	—
Charge-offs	(15,880)	(10,917)	(16,661)	(5,601)	(9,073)
Recoveries	2,329	1,898	804	474	1,476
Net charge-offs**	(13,551)	(9,019)	(15,857)	(5,127)	(7,597)
Provision for loan and lease losses excluding unfunded commitments ***	5,089	8,123	11,127	7,707	6,659
Allowance for loan and lease losses at end of period	$244,377	$252,839	$253,735	$126,725	$124,145

Allowance for loan and lease losses as a percentage of total loans and leases	1.36%	1.40%	1.39%	1.32%	1.29%

NET CHARGE-OFFS:
Commercial real estate loans	$6,997	$6,598	$819	$3,524	$—
Commercial loans and leases	6,611	2,799	15,116	1,640	7,647
Consumer loans	(57)	(378)	(78)	(37)	(50)
Total net charge-offs**	$13,551	$9,019	$15,857	$5,127	$7,597

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.30%	0.20%	0.51%	0.21%	0.31%

*As a result of the adoption of ASU 2025-08, this amount, related to seasoned non-PCD loans, is recorded as part of purchase accounting adjustments, not through the provision.
** Excludes the impact of Merger Day 1 purchase accounting that resulted in $15.8 million of charge-offs during the three months ended September 30, 2025.
***Provision for loan and lease losses does not include provision (credit) of $2.8 million, $(0.0 million), $9.1 million of which $8.4 million was related to Merger Day 1, $(0.7 million), and $(0.7 million) for credit losses on unfunded commitments during the three months ended March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, respectively.

BEACON FINANCIAL CORPORATION. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$1,684,382	$17,153	4.07%	$1,701,105	$17,028	4.00%	$888,913	$6,814	3.07%
Restricted equity securities (2)	84,281	845	4.01%	90,227	1,163	5.16%	69,784	1,204	6.90%
Short-term investments	879,562	8,096	3.68%	935,845	9,293	3.97%	202,953	2,451	4.83%
Total investments	2,648,225	26,094	3.94%	2,727,177	27,484	4.03%	1,161,650	10,469	3.60%
Loans and Leases:
Commercial real estate loans (3)	9,974,029	143,162	5.74%	10,124,749	152,780	5.90%	5,651,390	77,243	5.47%
Commercial loans (3)	2,877,031	44,646	6.21%	2,795,135	47,958	6.72%	1,237,078	19,698	6.37%
Equipment financing (3)	1,117,336	23,545	8.43%	1,182,376	25,206	8.53%	1,281,425	25,965	8.11%
Consumer loans (3)	4,006,808	56,561	5.66%	4,102,433	60,907	5.92%	1,548,973	20,861	5.41%
Total loans and leases	17,975,204	267,914	5.96%	18,204,693	286,851	6.30%	9,718,866	143,767	5.92%
Total interest-earning assets	20,623,429	294,008	5.70%	20,931,870	314,335	6.01%	10,880,516	154,236	5.67%
Non-interest-earning assets	1,512,428			1,712,611			662,814
Total assets	$22,135,857			$22,644,481			$11,543,330

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$1,494,773	3,526	0.96%	$1,445,932	2,953	0.81%	$628,346	1,005	0.65%
Savings accounts	3,032,997	13,612	1.82%	2,939,288	14,770	1.99%	1,743,688	10,173	2.37%
Money market accounts	5,709,490	35,969	2.55%	5,546,257	37,347	2.67%	2,187,581	13,587	2.52%
Certificates of deposit	4,136,313	36,870	3.62%	4,150,590	39,438	3.77%	1,886,386	19,593	4.21%
Brokered deposit accounts	307,179	3,079	4.06%	739,874	7,931	4.25%	767,275	9,120	4.82%
Total interest-bearing deposits	14,680,752	93,056	2.57%	14,821,941	102,439	2.74%	7,213,276	53,478	3.01%
Borrowings
Advances from the FHLB	476,434	4,678	3.93%	607,594	6,533	4.21%	1,007,508	11,847	4.70%
Subordinated debentures and notes	198,755	3,588	7.22%	198,411	3,623	7.30%	84,345	1,701	8.07%
Other borrowed funds	26,974	288	4.33%	38,089	247	2.57%	71,462	872	4.95%
Total borrowings	702,163	8,554	4.87%	844,094	10,403	4.82%	1,163,315	14,420	4.96%
Total interest-bearing liabilities	15,382,915	101,610	2.68%	15,666,035	112,842	2.86%	8,376,591	67,898	3.29%
Non-interest-bearing liabilities:
Demand checking accounts	3,866,588			3,982,227			1,680,527
Other non-interest-bearing liabilities	362,368			542,739			251,011
Total liabilities	19,611,871			20,191,001			10,308,129
Stockholders’ equity	2,523,986			2,453,480			1,235,201
Total liabilities and equity	$22,135,857			$22,644,481			$11,543,330
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		192,398	3.02%		201,493	3.15%		86,338	2.38%
Less adjustment of tax-exempt income		1,624			1,752			508
Net interest income		$190,774			$199,741			$85,830
Net interest margin (5)			3.78%			3.82%			3.22%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BEACON FINANCIAL CORPORATION AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
				Three Months Ended March 31,
				2026	2025
Reconciliation Table - Non-GAAP Financial Information

Reported Pretax Income				$65,953	$25,482
Add:
Merger and restructuring expense				13,025	971
Operating Pretax income				$78,978	$26,453
Effective tax rate				26.1%	24.3%
Provision for income taxes				20,590	6,416
Operating earnings after tax				$58,388	$20,037

Operating earnings per common share:
Basic				$0.70	$0.22
Diluted				$0.70	$0.22

Weighted average common shares outstanding during the period:
Basic				83,816,086	89,103,510
Diluted				83,903,440	89,567,747

Return on average assets *				0.84%	0.66%
Add:
Merger and restructuring expense (after-tax) *				0.17%	0.03%
Operating return on average assets *				1.01%	0.69%

Return on average tangible assets *				0.86%	0.68%
Add:
Merger and restructuring expense (after-tax) *				0.18%	0.03%
Operating return on average tangible assets *				1.04%	0.71%

Return on average stockholders' equity *				7.32%	6.19%
Add:
Merger and restructuring expense (after-tax) *				1.53%	0.24%
Operating return on average stockholders' equity *				8.85%	6.43%

Return on average tangible stockholders' equity *				9.30%	7.82%
Add:
Merger and restructuring expense (after-tax) *				1.94%	0.30%
Operating return on average tangible stockholders' equity *				11.24%	8.12%

* Ratios at and for the three months ended are annualized.

	At and for the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
	(Dollars in Thousands)

Net income (loss), as reported	$46,217	$53,366	$(4,221)	$22,026	$19,100

Average total assets	$22,135,857	$22,644,481	$15,210,080	$11,402,934	$11,543,330
Less: Average goodwill and average identified intangible assets, net	536,900	546,276	353,189	256,508	257,941
Average tangible assets	$21,598,957	$22,098,205	$14,856,891	$11,146,426	$11,285,389

Return on average tangible assets (annualized)	0.86%	0.97%	(0.11)%	0.79%	0.68%

Average total stockholders’ equity	$2,523,986	$2,453,480	$1,678,208	$1,252,055	$1,235,201
Less: Average goodwill and average identified intangible assets, net	536,900	546,276	353,189	256,508	257,941
Average tangible stockholders’ equity	$1,987,086	$1,907,204	$1,325,019	$995,547	$977,260

Return on average tangible stockholders’ equity (annualized)	9.30%	11.19%	(1.27)%	8.85%	7.82%

Total stockholders’ equity	$2,504,781	$2,496,061	$2,461,015	1,254,171	1,240,182
Less:
Goodwill	355,269	351,613	353,471	241,222	241,222
Identified intangible assets, net	181,234	189,562	198,339	14,600	16,030
Tangible stockholders' equity	$1,968,278	$1,954,886	$1,909,205	$998,349	$982,930

Total assets	$22,227,616	$23,220,372	$22,867,458	$11,568,745	$11,519,869
Less:
Goodwill	355,269	351,613	353,471	241,222	241,222
Identified intangible assets, net	181,234	189,562	198,339	14,600	16,030
Tangible assets	$21,691,113	$22,679,197	$22,315,648	$11,312,923	$11,262,617

Tangible stockholders’ equity to tangible assets	9.07%	8.62%	8.56%	8.82%	8.73%

Tangible stockholders' equity	$1,968,278	$1,954,886	$1,909,205	$998,349	$982,930

Number of common shares issued	89,576,403	89,576,403	89,576,403	96,998,075	96,998,075
Less:
Treasury shares	5,548,772	5,545,511	5,449,039	7,039,136	7,037,610
Unvested restricted shares	211,545	214,806	218,503	854,334	855,860
Number of common shares outstanding	83,816,086	83,816,086	83,908,861	89,104,605	89,104,605

Tangible book value per common share	$23.48	$23.32	$22.75	$11.20	$11.03

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